Exhibit 10.2

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is made and entered into this 15th day of January, 2006, by and between Information System Associates, Inc., a Florida corporation (the “Company”) and all successor corporate entities, and First Alliance Group, Inc., a Nevada limited liability company (the “Consultant”). The Company and the Consultant are hereinafter each referred to as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, the Consultant has substantial experience in the areas of financial consulting and venture capital financing and has a select and limited group of clients;

WHEREAS, the Company desires to retain the Consultant’s services and has requested that the Consultant take on the Company as one of its clients; and

WHEREAS, the Consultant is agreeable to provide specific services to the Company and is willing to forego significant other gainful opportunities of a similar nature, all as set forth below in the Agreement.

NOW, THEREFORE, in consideration for the mutual obligations set forth below, the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE ONE
RETENTION, DUTIES, TERM

1.1 Retention
The Company hereby engages and retains the Consultant to act as its non-exclusive agent to assist it in developing corporate programs and in structuring corporate transactions and affairs as the Consultant deems necessary to enable the Company to accomplish the objectives set forth in the Company’s current business plan, which business plan has been reviewed and discussed by the Parties. The specific duties and responsibilities of the Consultant, however, are set forth below in Article 1.2 and are not enlarged by the general description set forth in this Article 1.1. The Company acknowledges that Consultant is not a member or associated member of the National Association of Securities Dealers (“NASD”), is not registered with any federal or state agency that regulates sellers, advisors or issuers of securities or associated persons, and shall not provide any services to the Company in any of those capacities.

1.2 Duties of Consultant
The Consultant’s duties, for which it will receive the compensation specified in Article Two of this Agreement are those set forth below and no others:
1.2.1 To make recommendations on and assist in introducing the Company and its business concept to one or more registered NASD member firms, which may assist the Company in selling its common stock.
1.2.2 To introduce the Company to other consultants specializing in various areas of corporate finance and development, shareholder communications and public relations.
1.2.3 To assist the Company in locating an investment source for funding an offering of the Company’s securities by introducing the Company to NASD member firms for funding and market-making purposes.
1.2.4 In the event the Company requests that the Consultant render services to it other than those specified above in the Article 1.2, the Company and the Consultant shall use their best efforts to negotiate and enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefore. In the absence of such supplemental agreement, Consultant shall have no additional duties.

1.3 Term
The initial term of this non-exclusive Agreement shall be twelve months; however, it shall be automatically renewed for twelve months unless either Party gives to the other, within 15 days prior to the end of the term then in effect, written notice of intention not to renew. Written notice may contain requested modifications to this Agreement, the written and signed acceptance of which by the notified Party shall result in an amendment and extension of this Agreement without requirement for further action.

ARTICLE TWO
CONSULTANT’S COMPENSATION

2.1 Compensation
The Consultant’s compensation shall be earned at the time this Agreement is signed and Consultant takes on the Company as a client, thereby foregoing other significant gainful opportunities. As compensation for the specific services of Consultant as set forth in Article 1.2 above, the Company shall transfer to the Consultant at the time this Agreement is signed:

- 400,000 (FOUR Hundred Thousand) shares of the Company’s common stock (the “Shares”). The Shares shall carry full piggyback registration rights for any registration statements the Company may file under Section 5 of the Securities Act of 1933, as amended, other than Form S-8, subject to reasonable adjustments made by the underwriter for those registration statements.

2.1.2 The Company shall reimburse Consultant for all pre-approved verifiable out-of-pocket expenses of Consultant incurred by it in the course of performing services for the Company under this Agreement. Consultant shall obtain pre-approval from the Company and shall submit receipts to the Company. Company shall make reimbursement within 10 days of submission of receipts by Consultant.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will disclose to the Consultant without the need for Consultant to make any request all material information relating to the Company’s present and future operations and financial condition and that all such information shall be true, and shall not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that the shares of common stock issued to Consultant as payment for its services pursuant to this Agreement may be shares of ay successor entity pursuant to a reorganization or merger between the Company and any other entity.

ARTICLE FOUR
MISCELLANEOUS

4.1 Capacity
The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant’s duties specified in the above sections.

4.2 Notices
All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after sending by Federal Express or other comparable overnight carrier at senders expense, addressed as follows, with copies to such other addresses or to such other persons as any Party shall designate to the others for such purposes in the manner herein above set forth:

TO CONSULTANT:  FIRST ALLIANCE GROUP, INC.
9150 SW 21 Drive
Stuart, Florida 34997

TO THE COMPANY: INFORMATION SYSTEMS ASSOCIATES, INC.
2120 SW Danforth Circle
Palm City, Florida 34990

4.3 Amendment
No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Parties.

4.4 Entire Agreement/Merger
This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.5 Survival
The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.6 Severability
If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid and unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.7 Governing Law and Venues
This Agreement shall be construed in accordance with the laws of the State of California without regard to any provisions relating to conflicts of law, and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Springs, California.

4.8 Litigation/Attorneys Fees
In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees up to and including all negotiations,, trials and appeals, whether or not litigation is initiated.

4.9 Benefit of Agreement
The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.10 Captions
The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.11 Number and Gender
All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.12 Further Assurances
The Parties hereby agree to act, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, power of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.13 Construction
The language in this Agreement is a product of negotiations and shall be construed as a whole according to its fair meaning, without implying a presumption that its terms shall be more strictly construed against either party as drafter of the document.

4.14 Status
Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.15 Counterparts
This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the date first set forth above.

Signed, Sealed and Delivered in Our Presence

FIRST ALLIANCE GROUP, INC.

By: /s/ Patrick Doughty
      Patrick Douhgty, Director

INFORMATION SYSTEMS ASSOCIATES, INC.

By: /s/ Joseph Coschera
      Joseph Coschera, President